JORDEN BURT BERENSON & JOHNSON LLP
                       1025 THOMAS JEFFERSON STREET, N.W.
                                 SUITE 400-EAST
                          WASHINGTON, D.C. 20007-0805
                                 (202) 965-8100


                               February 28, 1996




AIG Life Insurance Company
One Alico Plaza
P.O. Box 667
Wilmington, Delaware 19899


Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Counsel" in the Statement of Additional Information contained in Post-Effective Amendment No. 8 to the Registration Statement on Form N-4 (File No. 33-39171) filed by AIG Life Insurance Company and Variable Account I with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

                                          Very truly yours,


                                         /s/  Jorden Burt Berenson & Johnson LLP
                                         Jorden Burt Berenson & Johnson LLP